SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2002

XTO ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Suite 2000, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800
(Registrant’s telephone number, including area code)

Item 4.    Changes in Registrant’s Certifying Accountant.

On May 20, 2002, XTO Energy Inc. (“the Company”) appointed KPMG LLP as independent auditors for fiscal 2002 to replace Arthur Andersen LLP, effective with such appointment. The change in independent auditors was approved by the Board of Directors upon the recommendation of the Audit Committee.

Arthur Andersen LLP’s report on the Company’s consolidated financial statements for the two most recent fiscal years did not contain an adverse opinion, disclaimer of opinion, qualification, or modification as to uncertainty of audit scope. Furthermore, there were no modifications in Arthur Andersen LLP’s report as to the accounting principles, with the exception that the report included an explanatory paragraph with respect to the change in method of accounting for derivative instruments and hedging activities effective January 1, 2001, as required by the Financial Accounting Standards Board.

During the two most recent fiscal years and the interim period subsequent to December 31, 2001, there have not been any disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused that firm to make reference to the subject matter of such disagreements in connection with its report. There have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Arthur Andersen LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated May 21, 2002, is filed as Exhibit 16.1 to this Form 8-K.

During the two most recent fiscal years and through May 20, 2002, the Company has not consulted with KPMG LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events described in Item 304(a)(2)(ii) of Regulation S-K.

Item 7.    Exhibits.

The following exhibits are filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

(16)	Letter regarding change in certifying accountant

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: May 22, 2002	By:	/S/ LOUIS G. BALDWIN
Louis G. Baldwin Executive Vice President and Chief Financial Officer

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